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Investor Fact Sheet
Ticker Symbol: CEMI
www.chembio.com

Business Summary & Investment Highlights
Chembio Diagnostics, Inc. (Chembio), through its wholly owned subsidiary Chembio Diagnostic Systems, Inc. develops, manufactures, licenses and markets point-of-care testing (POCT) products. Chembio created and patented a new revolutionary technology called Dual Path Platform (DPP®). The technology is addressing critical market requirements in the infectious diseases testing market and other growing markets. Products under development, both OEM and branded, are anticipated to create significant new revenue streams that will add to Chembio’s core business of rapid HIV tests.

• >30% Five Year Revenue CAGR.

• 148% YOY sales increases of Chembio’s FDA approved lateral flow HIV tests that are marketed in the U.S. by Inverness Medical Innovations, Inc. (IMA:NYSE), a leading POCT company. IMA markets Chembio’s products as Clearview® COMPLETE HIV 1/2 globally and Clearview® HIV 1/2 STAT-PAK® in the U.S. to hospital emergency departments, public health clinics, and physicians offices.

• Robust pipeline of POCT products for HIV (oral fluid), Syphilis, Influenza, Hepatitis-C (oral fluid), and other infectious diseases based on Chembio’s patented DPP® technology. Major benefits include improved sensitivity, multiplexing, sample control and quantitative measurements.

• Point of care testing is the fastest growing segment of the $40 billion in-vitro diagnostic market. Drive for cost containment and need for quick results have caused the market to grow rapidly.

Selected Financial Information
Stock Information
Ticker Symbol CEMI
Price 2/28/10 $0.285
52 Week High $0.390
52 Week Low $0.080
Outstanding Shares (MM) 62.0
Market Capitalization (MM) $17.7
Fully Diluted (FD) Shares 70.4
Management Holding-FD 10.9
Average Volume (3 Mos) 101,000

Major Beneficial Holders Beneficial Shares Owned (MM)
Lawrence Siebert 6.9
Inverness Medical
Innovations, Inc. 5.4
Crestview Capital Offshore Fund, Inc. 3.4

($000s)
Balance Sheet Data	Dec. '09	Dec. '08
Cash	$1,068	$1,212
Accts. Receivable	1,776	809
Inventories	1,556	1,819
Other Current Assets	267	225
Total Current Assets	4,667	4,066
Net Fixed Assets	580	881
Other Assets	1,068	968
Total Assets	6,315	5,915
Total Current Liab.	3,173	2,402
Total Other Liab.	54	936
Total Liabilities	3,227	3,338
Total Equity	3,088	2,577
Total Liabilities & Shareholders Equity	$6,315	$5,915

Selected Comparative Historical Financial Data
Quarter Ended Year Ended		Three Mos Ended		For the Years Ended
$(000s	)	Dec 31, 2009	Dec 31, 2008	2009	2008	2007	2006	2005
Total Revenues		$3,551	$2,451	$13,834	$11,050	$9,231	$6,503	$3,941
Cost of sales		1,920	1,836	7,974	7,198	6,435	4,894	2,996
Gross Profit		1,631	615	5,860	3,852	2,796	1,609	945
		45.9%	25.1%	42.4%	34.9%	30.3%	24.7%	24.0%
R&D Expense		756	653	2,884	2,605	1,907	1,402	1,365
SG&A Expense		657	620	2,659	3,317	3,765	4,787	2,878
Operating Income (Loss)		218	(658)	317	(2,071)	(2,876)	(4,580)	(3,298)
Other Inc. (Expense)		(1)	108	(8)	122	249	(415)	46
Net Income (Loss) - Stkhldrs		217	(550)	309	(1,949)	(2,627)	(4,995)	(3,252)
Pref. Stock Expenses		-	-	-	-	5,645	3,210	3,517
Net Loss		$217	$(550)	$309	$(1,949)	$(8,272)	$(8,205)	$(6,769)
Net Income (Loss) - per Share		$0.00	$(0.01)	$0.00	$(0.03)	$(0.57)	$(0.80)	$(0.88)
Avg. No. Shares (Millions)		61.951	61.945	61.946	61.267	14.608	10.293	7.705
Working capital		$1,494	$1,664	$1,494	$1,664	$3,229	$5,113	$831
Total assets		6,315	5,915	6,315	5,915	6,585	7,907	3,016
Total liabilities		3,227	3,338	3,227	3,338	2,322	2,297	1,964
Equity (Deficit)		3,088	2,577	3,088	2,577	4,263	(940)	1,053

Chembio Diagnostics, Inc.
3661 Horseblock Road
Medford, NY 11763
Ph. 631-924-1135
Fax 631-924-2065
www.chembio.com

Investor Relations
The Investor Relations Group
James Carbonara JCarbonara@investorrelationsgroup.com
212-825-3210

Company Contact
Susan Norcott
631-924-1135 x125
Snorcott@chembio.com

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Chembio’s Lateral Flow Rapid HIV Tests Marketed Exclusively in the USA by Inverness Medical Innovations, Inc.

DPP® Technology
Competitive Advantages For POC Testing

• Improved Sensitivity - enabled by more efficient binding method
• Easier Multiplexing - due to even and direct distribution of sample to multiple test lines
• Enhanced Sample Control - as result of independent sample migration path
• Clearer Results - efficient binding allows for improved functionality of instruments for reading and reporting of qualitative or quantitative results

Chembio’s Dual Path Platform (DPP®) Patented in 2007

Board of Directors
Katherine Davis - Former Lieutenant Governor and numerous other leadership positions for the State of Indiana; former senior executive of Cummins, INC. (NYSE:CMI)

Dr. Gary Meller - Broad experience in medical and information technology and pharmaceutical product development

Senior Management Team
Lawrence A. Siebert, Chairman & CEO, 25 years of management and financing experience
Richard J. Larkin, CFO, 25 years of operational and financial experience
Javan Esfandiari, SVP R&D, 15 years of experience in development of in-vitro point of care products

Except for the historical information contained herein, the matters discussed in this document are forward-looking statements, the accuracy of which is subject to risks and uncertainties. Please refer to Chembio Diagnostic’s Inc. most recent Form 10-K and Forms 10-Q for additional information about the Company and related risks. - March 2010
CHEMBIO-InvestorFactSheet_Updated030210.indd 2 3/4/10 2:49:28 PM